                                                                    Exhibit 10.2

                                VOTING AGREEMENT

     VOTING AGREEMENT (this "AGREEMENT"), dated as of November 12, 2004, by and among ____________________ ("STOCKHOLDER"), Concord Associates Limited
Partnership ("CONCORD") and Sullivan Resorts LLC ("SULLIVAN," together with
Concord and their respective affiliates that own or lease any portion of the
Resort Properties, "TRANSFERORS").

     WHEREAS, simultaneously with the execution hereof, Empire and Transferors are entering into a Letter Agreement (as amended or supplemented from time to time, the "LETTER AGREEMENT"), pursuant to which, among other things, Empire shall acquire the Resort Properties from Transferors (the "TRANSFER") and Empire shall issue the Purchase Shares to Transferors, in accordance with the terms and conditions set forth in the Letter Agreement and in the Additional Agreements to
be entered into pursuant to the Letter Agreement (capitalized terms used without definition herein shall have the meanings ascribed to such terms in the Letter
Agreement);

     WHEREAS, as of the date hereof, Stockholder owns, beneficially and of record, the outstanding common stock, par value $0.01 per share, of Empire (the
"COMMON STOCK") set forth on Exhibit A hereto (such shares of Common Stock and any additional shares of Common Stock and any other voting securities of Empire owned in the future by Stockholder being herein referred to as the "SHARES");

     WHEREAS, the Board of Directors of Empire have, prior to the execution of this Agreement, duly and validly approved, among other things, the execution and delivery of this Agreement and the Letter Agreement (and, when and if executed, the Additional Agreements), and the consummation of the transactions contemplated by the Letter Agreement (and, when and if executed, the Additional
Agreements), including the Transfer and the governance arrangements for the initial board of directors of Empire (the "CONTEMPLATED TRANSACTIONS"), and such approval has not been withdrawn;

     WHEREAS, approval of the Letter Agreement (and, when and if executed, the
Additional Agreements) and the Contemplated Transactions by Empire's
stockholders is a condition to the Closing; and

     WHEREAS, in consideration of Transferors' agreement to enter into the
Letter Agreement (and, when and if executed, the Additional Agreements),
Stockholder, among other things, (i) agrees to vote the Shares in favor of the
Letter Agreement (and, when and if executed, the Additional Agreements) and the
Contemplated Transactions, including the Transfer (subject to the irrevocable proxy provided for in Section 3 hereof (the "PROXY")), (ii) grants to
Transferors the Proxy covering the Shares to vote in favor of or consent to the
Letter Agreement (and, when and if executed, the Additional Agreements) and the
Contemplated Transactions, including the Transfer, and agrees to grant any necessary consents, all in accordance with the terms set forth in this
Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. AGREEMENT TO VOTE. (a) From and after the date hereof until the
Termination Date (as defined in Section 1(b)), Stockholder hereby agrees to attend the Stockholders Meeting (or any other meeting of stockholders of Empire at which the matters contemplated by the Letter Agreement (and, when and if executed, the Additional Agreements) or this Agreement are to be presented to a vote of stockholders of Empire), in person or by proxy, and to vote (or cause to be voted) the Shares for approval and adoption of the Letter Agreement (and, when and if executed, the Additional Agreements) and the Contemplated
Transactions and any related action reasonably required in furtherance thereof, and against any action inconsistent therewith, such agreement to vote to apply also to any adjournment or adjournments or postponement or postponements of the
Stockholders Meeting of Empire (or any such other meeting). Stockholder hereby further agrees that until the Termination Date, Stockholder shall, from time to time, in connection with any solicitation for a written consent, including to call a Stockholders Meeting relating to the Contemplated Transactions, timely execute and deliver (or cause to be timely executed and delivered) a written consent with respect to the Shares in favor of the approval of the Contemplated
Transactions and any action required in furtherance thereof.

     (b) From and after the date hereof until the Termination Date, Stockholder hereby agrees to vote (or cause to be voted) the Shares against (i) any
Acquisition Proposal and any related action reasonably required in furtherance thereof, (ii) any alternative transaction involving the acquisition by Empire of hotel, gaming, recreational or resort properties in the Catskills (an
"ALTERNATIVE TRANSACTION"), (iii) any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Empire under the Letter Agreement (and, when and if executed, the Additional Agreements) or that would reasonably be expected to result in any of the conditions to the obligations of the parties under the Letter Agreement (and, when and if executed, the Additional
Agreements) not being fulfilled, and (iv) any other matter that would reasonably be expected to prevent, interfere with or delay consummation of the Contemplated
Transactions, including any transaction that would result in a breach of the
Letter Agreement (and, when and if executed, the Additional Agreements) by
Empire, including, without limitation, any motion to adjourn or postpone a meeting of the stockholders in which any matters contemplated by the Letter
Agreement (and, when and if executed, the Additional Agreements) or this
Agreement are to be presented to a vote of the stockholders of Empire to a date that is later than July 31, 2005, in each case, at any meeting of stockholders of Empire (including any adjournments or postponements thereof). Stockholder further agrees that, until the Termination Date, in connection with any solicitation for a unanimous written consent relating to an Acquisition Proposal or an Alternative Transaction or any other action described in clauses (iii) or
(iv) above, Stockholder will timely execute and deliver (or cause to be timely executed and delivered) a written consent with respect to the Shares against any such Acquisition Proposal or Alternative Transaction or other action as contemplated by the immediately preceding sentence. For purposes hereof, the term "TERMINATION DATE" shall mean the first to occur of (a) the date of termination of the Letter Agreement and, when and if executed, the Additional
Agreements in accordance with their respective terms prior to the Closing, and
(b) the date on which the Contemplated Transactions are consummated. For the avoidance of doubt, the Termination Date shall be deemed not to occur in the event that the Letter Agreement is terminated pursuant to the terms of
Additional Agreements, if any, upon the execution and delivery of any such
Additional Agreements.

                                      -2-

     (c) The voting agreements contained in this Section 1 shall apply to any
Shares which Stockholder has the power to vote (or direct the voting of) as of any record date fixed by Empire for a Stockholders Meeting with respect to the
Contemplated Transactions, other than any Exempt Shares disposed of in accordance with the volume restrictions set forth in Section 2.

     (d) Stockholder agrees to cooperate reasonably with Empire and the other parties hereto in connection with the Letter Agreement (and, when and if executed, the Additional Agreements) and the consummation of the Contemplated
Transactions, including without limitation, using its reasonable best efforts in its capacity as a stockholder to cause the initial Empire board of directors to be as set forth in Section 5 of the Letter Agreement and the corresponding provisions of the Additional Agreements, effective as of such date.

     SECTION 7. DISPOSITION OF SHARES. From and after the date hereof until the first to occur of (1) ninety-first (91st) day after the date hereof, or (2) the record date fixed by Empire for a Stockholders Meeting with respect to the
Contemplated Transactions (such period, the "FULL RESTRICTION PERIOD"),
Stockholder hereby agrees that Stockholder will not directly or indirectly sell, pledge, encumber, grant any proxy or enter into any voting or similar agreement with respect to, transfer or otherwise dispose of (collectively, "TRANSFER"), or agree or contract to Transfer, any Shares (or any interest therein, including as a trustee or in a similar fiduciary capacity) with respect to which Stockholder directly or indirectly controls the right to Transfer. From and after the end of the Full Restriction Period until the record date fixed by Empire for a
Stockholders Meeting with respect to the Contemplated Transactions, Stockholder hereby agrees that Stockholder will not directly or indirectly Transfer, or agree or contract to Transfer, a number of Shares (or any interest therein, including as a trustee or in a similar fiduciary capacity) with respect to which
Stockholder directly or indirectly controls the right to Transfer greater than one percent (1%) of the issued and outstanding shares of Common Stock of Empire in any 90 consecutive day period (such Shares, the "EXEMPT SHARES"); provided that following the Full Restriction Period, no Transfer (other than the Transfer of Exempt Shares) shall be permitted or effective unless the transferee (and each subsequent transferee) agrees (in a manner reasonably acceptable to
Transferors) to be bound in writing to the terms of this Agreement (including, without limitation, voting provisions and transfer restrictions) with respect to the Shares so transferred as if it were the initial Stockholder hereunder, and such Transfer would not invalidate any of Stockholder's or such transferee's voting power or prevent Stockholder or such transferee from fulfilling such obligations. Notwithstanding anything in this Section 2 to the contrary,
Stockholder shall be entitled to Transfer Shares solely for purposes of estate planning for the benefit of such Stockholder's spouse, children, grandchildren or other living descendants, if such transferees (and each subsequent transferee) agree (in a manner reasonably acceptable to Transferors) to be bound in writing to the terms of this Agreement (including without limitation the voting provisions and transfer restrictions hereof) with respect to the Shares so transferred as if such transferee were the initial Stockholder hereunder, if such Transfer would not invalidate any of Stockholder's or such transferee's voting power or prevent Stockholder or such transferee from fulfilling such obligations, and if Transferors are reasonably satisfied that such Transfers do not interfere with the enforceability of the provisions of this Agreement
(including without limitation the voting provisions and transfer restrictions hereof) or result in a reduction in the number of Shares that would otherwise be subject to such provisions. Any Transfer of Shares not permitted hereby shall be null and void.

                                      -3-

     SECTION 3. PROXY WITH RESPECT TO SHARES. Stockholder hereby irrevocably appoints Transferors as its attorney and proxy, with full power of substitution, to vote or to act by consent in such manner as such attorney and proxy or its substitute shall, in its sole discretion, deem proper, and otherwise act with respect to all of the Shares which it is entitled to vote at any meeting of the stockholders (whether annual or special and whether or not an adjourned meeting)
of Empire or to act by consent with respect to any action; PROVIDED, HOWEVER, that Stockholder grants a proxy hereunder only with respect to the following matters that may be presented to the stockholders of Empire (the "DESIGNATED
MATTERS"): (i) votes or consents with respect to the Letter Agreement (and, when and if executed, the Additional Agreements) and the Contemplated Transactions,
including the Transfer; (ii) votes or consents with respect to any other matter relating to the consummation of the Contemplated Transactions with respect to which Stockholder may be entitled to vote; (iii) votes or consents with respect to any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Empire under the Letter Agreement (and, when and if executed, the
Additional Agreements) or that would reasonably be expected to result in any of the conditions to the obligations of the parties under the Letter Agreement
(and, when and if executed, the Additional Agreements) not being fulfilled; (iv)
votes or consents with respect to any other matter that would reasonably be expected to prevent, interfere with or delay consummation of the Contemplated
Transactions, including any transaction that would result in a breach of the
Letter Agreement (and, when and if executed, the Additional Agreements) by
Empire, including, but not limited to, (a) any reorganization or liquidation involving Empire, (b) any change in the board of directors of Empire, except as otherwise agreed to in writing by Transferors, or (c) any material change in the present capitalization of Empire; (v) votes or consents relating to any other material change in the corporate structure or business of Empire; (vi) votes or consents in favor and approval of the matters Stockholder has agreed to vote in favor of in Section 1(a) hereof; and (vii) votes or consents against the matters
Stockholder has agreed to vote against in Section 1(b) hereof. This proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of and as an inducement to cause Transferors to enter into the transactions contemplated by the Letter
Agreement (and, when and if executed, the Additional Agreements). This proxy shall revoke any other proxy granted by Stockholder at any time with respect to the Shares and no subsequent proxies will be given by Stockholder with respect to the Shares while the Proxy is in effect. In addition, if subsequent to the date hereof Stockholder is entitled to vote the Shares or act by consent with respect to the Shares for any purpose, it shall take all actions necessary to vote, or act by consent with respect to, the Shares pursuant to instructions received from Transferors; PROVIDED, HOWEVER, that the provisions of this sentence shall only apply to the Designated Matters. This proxy shall apply to any Shares which Stockholder has the power to vote (or direct the voting of) as of any record date fixed by Empire for a Stockholders Meeting with respect to the Contemplated Transactions, other than any Exempt Shares disposed of in accordance with the volume restrictions set forth in Section 2.

     SECTION 4. ACQUISITION PROPOSALS. (a) Without limiting Stockholder's other obligations under this Agreement, Stockholder agrees that it shall not, and shall cause its representatives (including any investment banker, attorney or accountant retained by it) ("REPRESENTATIVES") not to, directly or indirectly, initiate or solicit any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal. Stockholder further agrees that it shall not, and shall cause its Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data

                                      -4-

to, or have any discussions with, any person or entity relating to an
Acquisition Proposal. Stockholder agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore with respect to any Acquisition
Proposal. Stockholder agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this
Section of the obligations undertaken in this Section. Stockholder agrees that it will notify Transferors promptly, but in any event within 48 hours if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such person or entity and the material terms and conditions of any proposals or offers and thereafter shall keep
Transferors informed on a current basis, and, in any event, within 48 hours of any changes in the status and terms of any such proposals or offers, including whether any such proposal has been withdrawn or rejected.

     (b) From and after the date hereof until the Termination Date, (i)
Stockholder shall work exclusively with Transferors in connection with any transaction involving the direct or indirect acquisition by Empire of hotel, gaming or resort properties in the Catskills ("CATSKILLS ACQUISITION"), and (ii)
Stockholder shall not solicit, contact or engage in discussions or negotiations with any third party (other than Transferors) with respect to any Catskills
Acquisition.

     (c) Notwithstanding the foregoing, nothing in this Section 4 shall limit or in any way affect the rights or obligations of Stockholder as a director or officer of Empire or of Empire's Board of Directors.

    SECTION 5. FURTHER ASSURANCES. Each party shall execute and deliver such additional  instruments  and other documents and shall take such further actions as may be  reasonably  necessary or  appropriate  to  effectuate,  carry out and comply with all of their obligations under this Agreement.  Without limiting the generality of the foregoing,  prior to the Termination  Date none of the parties hereto  shall  enter into any  agreement  or  arrangement  (or  alter,  amend or terminate any existing  agreement or  arrangement)  or take any other action (or fail to take any other  action) if such  action (or  failure)  would  materially impair the ability of any party to effectuate,  carry out or comply with all the terms of this  Agreement.  Stockholder  agrees  to (and to  cause  Stockholder's
affiliates  and  associates  to)  cooperate  with  Empire  and   Transferors  in
connection  with any  filings  required to be made by Empire or  Transferors  in connection with this Agreement, the Letter Agreement (and, when and if executed, the Additional Agreements) or the Contemplated Transactions.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. (a) Stockholder
represents and warrants to Transferors, as follows: Stockholder has the power and authority to execute and deliver this Agreement. This Agreement has been duly executed and delivered by Stockholder. This Agreement constitutes the valid and binding agreement of Stockholder enforceable in accordance with its terms.
Stockholder has the full power and authority to vote, or execute a consent, with respect to, all of the Shares as contemplated hereby. The securities of Empire described in Exhibit A attached are the only securities of Empire lawfully owned by Stockholder, and over which Stockholder has the power to vote (or direct the voting).

                                      -5-

     (b) Stockholder hereby represents and warrants to Transferors, as follows:
Stockholder has good, valid and marketable title to the Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this
Agreement), and has the power to vote (including by an irrevocable power to vote or execute a consent) such Shares. The execution, delivery and performance by
Stockholder of and under this Agreement does not violate or breach or require any consent or approval under any law or any contract, instrument, agreement or arrangement to which Stockholder is a party or by which Stockholder is bound.

     SECTION 7. NO ENCUMBRANCES. Except as expressly contemplated by this
Agreement, Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

     SECTION 8. EFFECTIVENESS. It is a condition precedent to the effectiveness of this Agreement that the Letter Agreement shall have been duly executed and delivered by the parties thereto.

     SECTION 9. MISCELLANEOUS.

     (a) NOTICES, ETC. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally
(by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or one day after being mailed by courier service that guarantees overnight delivery, in each case to the applicable addresses set forth below:

     If to Stockholder, to its address as set forth in the records of Empire

     If to Transferors:    Concord Associates Limited Partnership.
                           115 Stevens Avenue
                           New York, New York 10595
                           Attn: Louis R. Cappelli

     With a copy to:       Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attn.:  Stephen Gellman

or to such other address as such party shall have  designated by notice so given to each other party.

     (b) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

                                      -6-

     (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of Stockholder, any trustee, executor, heir, legatee or personal representative succeeding to the ownership of (or power to vote) Stockholder's Shares or other securities subject to this Agreement (including as a result of the death, disability or incapacity of Stockholder).

     (d) ENTIRE AGREEMENT. This Agreement (together with the Letter Agreement
(and, when and if executed, the Additional Agreements)) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Letter Agreement (and, when and if executed, the
Additional Agreements).

     (e) SEVERABILITY. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, PROVIDED that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

     (f) SPECIFIC PERFORMANCE. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     (g) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (h) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (i) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party hereto.

                                      -7-

     (j) JURISDICTION; WAIVER OF TRIAL BY JURY. Each party hereby irrevocably submits to the exclusive jurisdiction of any court of the State of New York or the United States District Court for the District of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New
York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

     (k) GOVERNING LAW. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     (l) NAME, CAPTIONS, GENDER. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

     (m) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

     (n) EXPENSES. Stockholder shall bear its own expenses incurred in connection with this Agreement and the Letter Agreement (and, when and if executed, the Additional Agreements) and the transactions contemplated hereby and thereby.

                                       -8-

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                      STOCKHOLDER

                                      ------------------------------------------
                                      Name:

                                      CONCORD ASSOCIATES LIMITED PARTNERSHIP

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      SULLIVAN RESORTS, LLC
                                      By: Catskill Resort Group, LLC
                                          as Managing Member
                                      By: Cappelli Resorts LLC,
                                          as Managing Member

                                      By:
                                         ---------------------------------------
                                         Louis R. Cappelli, Managing Member

                                      By:  Melville-Catskill, LLC,
                                           as Managing Member
                                      By:  Reckson Strategic Venture Partners,
                                           LLC, as Managing Member

                                      By:
                                         ---------------------------------------
                                         Scott Rechler, Authorized Signatory

                      [Signature Page of Voting Agreement]

                                    EXHIBIT A

                     VOTING SECURITIES OWNED BY STOCKHOLDER

                  NUMBER OF SHARES OF EMPIRE VOTING SECURITIES